SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 2, 2004

Charter Communications, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or Other Jurisdiction of Incorporation or Organization)

000-27927	43-1857213
(Commission File Number)	(I.R.S. Employer Identification Number)

12405 Powerscourt Drive
St. Louis, Missouri   63131
(Address of principal executive offices including zip code)

(314) 965-0555
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

ITEM 9. REGULATION FD DISCLOSURE.

The following information is being provided solely to comply with Regulation FD, since Charter Communications, Inc. ("Charter" or "the Company") expects to be providing this information to prospective lenders in the near future. Because the first quarter has only recently ended, the information contained herein is of necessity preliminary in nature. Investors should exercise caution in relying on the information contained herein and should not draw any inferences from this information regarding financial or operating data that is not discussed herein.

The information contained herein is based on preliminary information available to Charter on the date hereof. In addition, the customer and financial information is presented on a pro forma basis, adjusted for the impact of divesting systems in Port Orchard, Washington, on October 1, 2003, and various additional systems sold to Atlantic Broadband Finance, LLC, in March 2004, as well as an additional system sale we expect to close in the first half of 2004, as if these dispositions had occurred on January 1, 2003. The divested systems, including the pending sale, served a total of approximately 253,000 analog video customers, 96,000 digital video customers and 51,000 high-speed data customers as of their respective dates of disposition. The unaudited pro forma information has been presented for comparative purposes and is not intended to provide any indication of what actual consolidated results of operations or customers would have been had these dispositions been completed as of the date assumed.

In the first quarter of 2004, Charter increased marketing efforts that began in the third quarter of 2003, implementing new branding and promotional campaigns. The long-term objective of these efforts is to increase our revenues through deeper market penetration and growth in average revenue per customer. First quarter 2004 net losses of analog video customers are expected to be 10,000 to 15,000 compared to a net loss of approximately 49,000 in the first quarter of 2003. First quarter 2004 net gains of digital video customers are expected to be 60,000 to 65,000 compared to net losses of approximately 32,000 in the first quarter of 2003. First quarter 2004 net gains of high-speed data customers are expected to be 120,000 to 125,000 compared to net gains of approximately 125,000 in the first quarter of 2003.

Charter expects an increase in actual as reported revenue of approximately 3% (approaching 5% on the pro forma basis described above) in the first quarter of 2004 compared to the first quarter of 2003.

Information regarding certain financial performance measures not discussed herein, including net cash flows from operating activities and EBITDA, is not available on the date hereof because the first quarter has only recently ended and reliable estimates of certain items used in the calculations of such measures are not yet available. Pro forma first quarter 2004 Adjusted EBITDA is expected to improve over the first quarter of 2003 and, consistent with first quarter trends historically, to decline from the fourth quarter of 2003. This decline is primarily due to annual programming cost increases, seasonal decline in advertising revenues and the increased marketing expenditures related to our increased marketing efforts. Adjusted EBITDA is a non-GAAP term. See the "Use of Non-GAAP Financial Metrics" section below.

Capital expenditures for the first quarter are expected to be $175 million to $200 million, which is lower than the fourth quarter of 2003 and higher than the first quarter 2003. For the full year 2004, capital expenditures are expected to be $850 million to $950 million.

Use of Non-GAAP Financial Metrics

The Company uses certain measures that are not defined by GAAP (Generally Accepted Accounting Principles) to evaluate various aspects of its business. Adjusted EBITDA is a non-GAAP financial measure and should be considered in addition to, not as a substitute for, net cash flows from operating activities reported in accordance with GAAP. Adjusted EBITDA as defined by Charter may not be comparable to similarly titled measures used by other companies.

Adjusted EBITDA is defined as income from operations before special charges, non-cash depreciation and amortization, impairment of franchises, gain on sale of system, option compensation expense and unfavorable contracts and other adjustments. As such, it eliminates the significant level of non-cash depreciation and amortization expense that results from the capital intensive nature of our businesses and intangible assets recognized in business combinations as well as other non-cash or non-recurring items, and is unaffected by our capital structure or investment activities. Adjusted EBITDA is a liquidity measure used by Company management and the Board of Directors to measure our ability to fund operations and our financing obligations. For this reason, it is a significant component of Charter's annual incentive compensation program. However, a limitation of this measure is that it does not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenues and the cash cost of financing for the Company. Company management evaluates these costs through other financial measures.

The Company believes that adjusted EBITDA provides information useful to investors in assessing our ability to service our debt, fund continued growth, and make additional investments with internally generated funds. In addition, adjusted EBITDA generally correlates to the amount utilized under the Company's various credit facilities, senior notes, and senior discount notes for its leverage ratio covenants (all such documents have been previously filed with the United States Securities and Exchange Commission).

Certain Definitions Relating to Customer Statistics

Terms used in this Item 9 shall have the following meanings:

"Customers" include all persons our corporate billing records show as receiving service (regardless of their payment status), except for complimentary accounts (such as our employees). Further, "customers" include persons receiving service under promotional programs that offered up to two months of service for free, some of whom had not requested to be disconnected, but had not become paying customers as of March 31, 2004. If such persons do not become paying customers, we do not believe this would have a material impact on our consolidated financial condition or consolidated results of operations. In addition, ''customers'' include persons whose accounts were over 90 days past due in payment. We have no reason to believe that the number of such customers has materially increased or decreased in the first quarter of 2004.

"Analog video customers" include all customers who receive video services, except for complimentary accounts (such as our employees).

Included within video customers are those in commercial and multi-dwelling structures, which are calculated on an equivalent bulk unit ("EBU'') basis. EBU is calculated for a system by dividing the bulk price charged to accounts in an area by the most prevalent price charged to non-bulk residential customers in that market for the comparable tier of service. The EBU method of estimating analog video customers is consistent with the methodology used in determining costs paid to programmers and has been consistently applied year over year. As we increase our effective analog prices to residential customers without a corresponding increase in the prices charged to commercial service or multi-dwelling customers, our EBU count will decline even if there is no real loss in commercial service or multi-dwelling customers.

"Digital video customers" include all households that have one or more digital set-top terminals.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This Report includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), regarding, among other things, our plans, strategies and prospects, both business and financial. Although we believe that our plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, we cannot assure you that we will achieve or realize these plans, intentions or expectations. Forward-looking statements are inherently subject to risks, uncertainties and assumptions. Many of the forward-looking statements contained in this Report may be identified by the use of forward-looking words such as "believe," "expect," "anticipate," "should," "planned," "will," "may," "intend," "estimated" and "potential," among others. Important factors that could cause actual results to differ materially from the forward-looking statements we make in this Report are set forth in this Report and in other reports or documents that we file from time to time with the United States Securities and Exchange Commission, or the "SEC", and include, but are not limited to:

  our ability to sustain and grow revenues and cash flows from operating activities by offering video and data services and to maintain a stable customer base, particularly in the face of increasingly aggressive competition from other service providers;

  our and our subsidiaries' ability to comply with all covenants in indentures and credit facilities, any violation of which would result in a violation of the applicable facility or indenture and could trigger a default of other obligations under cross default provisions;

  our and our subsidiaries' ability to pay or refinance debt as it becomes due, commencing in 2005;

  availability of funds to meet interest payment obligations under our debt and to fund our operations and necessary capital expenditures, either through cash flows from operating activities, further borrowings or other sources;

  any adverse consequences arising out of our and our subsidiaries' restatement of the financial statements in 2002;

  the results of the pending grand jury investigation by the United States Attorney's Office for the Eastern District of Missouri, the pending SEC Division of Enforcement investigation and the putative class action and derivative shareholders litigation against us;

  our ability to obtain programming at reasonable prices or pass cost increases on to our customers;

  general business conditions, economic uncertainty or slowdown; and

  the effects of governmental regulation, including but not limited to local franchise taxing authorities, on our business.

All forward-looking statements attributable to us or a person acting on our behalf are expressly qualified in their entirety by this cautionary statement. We undertake no duty or obligation to update any of the forward-looking statements after the date of this Report.

ITEM 12. RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

All information contained in Item 9 of this Form 8-K is hereby incorporated by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Charter Communications, Inc. has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

CHARTER COMMUNICATIONS, INC.,
Registrant

Dated: April 2, 2004

By: /s/ Michael P. Huseby
Name: Michael P. Huseby
Title: Executive Vice President and Chief
Financial Officer